UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2007

RAPTOR PHARMACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-50720	98-0379351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Commercial Blvd., Suite 200, Novato, California 94949
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (415) 382-8111

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 12, 2007 Raptor Pharmaceuticals Corp. (the “Company”) entered into a Loan Agreement dated as of September 12, 2007 (the “Loan Agreement”) between the Company and Jupili Investment SA (the “Lender”) pursuant to which the Lender extended to the Company a line of credit in the amount of Five Million Dollars ($5,000,000.00) (the “Loan”) to be drawn down by the Company at any time during the term of the Loan. The following is a brief summary of the transaction.

The Loan bears interest at the annual rate of ten percent (10%) and matures on April 1, 2008 at which time all principal and interest on the Loan shall become due. At the option of the Lender, the repayment of the Loan (including all accrued interest thereon) may be made in common stock of the Company at a discount of ten percent (10%) of the closing bid price of such common stock as of the trading day immediately preceding the repayment date, such amount not to be lower than sixty cents ($0.60) per share.

Pursuant to the terms of the Loan Agreement, the Loan (including all accrued interest thereon) will become due and payable immediately in the event of nonpayment of all or only part of the principal and/or interest on the due date, or through the failure by the Company to comply with the terms of the Loan Agreement or if the Company should become subject to enforcement proceedings or liquidation or arrangement proceedings or have a receiver appointed for any of its assets. In addition, all stamp duty and other fiscal charges, if any, payable in respect of the Loan or any payments made and all legal and other expenses incurred by or in connection with the Loan shall be paid by the Company. Apart from the Loan Agreement, the Lender has no material relationship with the Company. The foregoing description of the Loan does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 in its entirety.

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 in its entirety.

In connection with the Loan, the Company has paid to the Lender a finder’s fee equal to 200,000 shares of common stock of the Company. The sale and issuance of the 200,000 shares of common stock of the Company pursuant to the Loan Agreement to the Lender is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering. The Company relied on representations made available to it in determining that such exemptions were available. No underwriting discounts or commissions were paid by the Company in connection with the Loan Agreement.

Item 8.01 Other Events.

On September 13, 2007, the Company issued a press release providing certain program updates and announcing the Company’s engagement of a regulatory consulting firm and the presentation of a scientific poster by the Company’s Chief Scientific Officer. The Company’s press release issued on September 13, 2007 is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01 in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
99.1	Press Release of the Company dated September 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPTOR PHARMACEUTICALS CORP.
By: /s/ Kim R. Tsuchimoto
Kim R. Tsuchimoto Chief Financial Officer, Treasurer and Secretary Date: September 14, 2007

Exhibit Index

Exhibit No.	Description
99.1	Press Release of the Company dated September 13, 2007.